UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 2, 2007

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive

Poway, California 92064

(Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 27, 2006, Digital Imaging Solutions, Inc. (“DIS”), our wholly-owned subsidiary, entered into an Agreement for Services (the “Agreement”) with MBR and Associates, Inc. (“MBR”) pursuant to which, among other things, MBR will provide DIS with billing and collection services and DIS will make certain payments to MBR. In addition, MBR will provide DIS with consulting services related to regulatory compliance and current Medicare reimbursement updates. The Agreement shall be effective as of February 1, 2007. The initial term of the Agreement is for one (1) year from February 1, 2007. After the initial one year term, either DIS or MBR shall have the right to terminate the Agreement at any time without cause upon ninety (90) days written notice.

The Agreement supersedes the Agreement for Services dated April 1, 2002, the First Amendment to Agreement for Services dated March 31, 2005 and all other agreements between DIS and MBR.

We expect to file the Agreement with our next annual report on Form 10-K. In addition, we intend to apply for confidential treatment of certain terms of the Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

On December 27, 2006, DIS terminated the Agreement for Services dated April 1, 2002, as amended on March 31, 2005 (the “Prior Agreement”). Pursuant to the Prior Agreement, MBR provided billing and collection services to DIS, among other things. As set forth in Item 1.01 above, the Prior Agreement was superseded by the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION
By:	/s/ Todd P. Clyde

Todd P. Clyde Chief Financial Officer

Date: January 2, 2007